EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Forms S-4(File No. 333-52501, No. 333-59265, and No. 333-60727) and Forms S-8 (File No. 33-42354,
No. 33-63510, No.33-79654,  No. 33-79756,  No. 33-79664,  No. 333-48357,
 No. 333-62473, No. 333-68815 and No. 333-81821) of our reports dated March 3,
1999 included in the Allied Waste Industries, Inc. Form 10-K/A-1 for the year ended December 31, 1998.


                                                          ARTHUR ANDERSEN LLP



Phoenix, Arizona,
 July 12, 1999.